EXHIBIT 23.2

CONSENT OF KPMG PEAT MARWICK LLP





                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Charter One Financial, Inc.

We consent to incorporation by reference in the annual report filed on Form 10-K of Charter One Financial, Inc. and in Registration Statements Nos. 33-24070, 33-23805, 33-54508, 33-61273, 333-33259, 333-42823, and 333-33169 of Charter One
Financial, Inc. on forms S-8 of our report dated December 13, 1996 relating to the consolidated statement of condition of RCSB Financial, Inc. and subsidiaries as of November 30, 1996 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended November 30, 1996, which report has been incorporated by reference in the December 31, 1997 annual report on Form 10-K of Charter One Financial, Inc. Our report refers to changes in accounting for mortgage servicing rights in 1995.

/s/KPMG Peat Marwick LLP


Rochester, New York
March 19, 1998